UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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THERMO ELECTRON CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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81 Wyman Street
Waltham, MA 02451

April 11, 2006

Dear Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Thermo Electron Corporation, which will be held on Wednesday, May 24, 2006, at 2:00 p.m. (Eastern time) at the InterContinental The Barclay New York, 111 East 48th Street, New York, New York.

The notice of meeting, proxy statement and proxy card enclosed with this letter describe the specific business to be acted upon at the meeting. The Company's 2005 Annual Report to Stockholders is also enclosed with this letter.

It is important that your shares of the Company's common stock be represented and voted at the meeting regardless of the number of shares you may hold. Whether or not you plan to attend the meeting in person, you can ensure your shares of the Company's common stock are voted at the meeting by submitting your instructions by telephone, the Internet, or in writing by returning the enclosed proxy card. Please review the instructions in the enclosed proxy statement and proxy card regarding each of these voting options.

Thank you for your continued support of the Company.

Yours very truly,

/s/ Marijn E. Dekkers
MARIJN E. DEKKERS
President and Chief Executive Officer

81 Wyman Street
Waltham, MA 02451

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

 To be held on May 24, 2006

April 11, 2006

To the Holders of the Common Stock of
THERMO ELECTRON CORPORATION

    Notice is hereby given that the 2006 Annual Meeting of Stockholders of Thermo Electron Corporation ("Thermo Electron" or the "Company") will be held on Wednesday, May 24, 2006, at 2:00 p.m. (Eastern time) at the InterContinental The Barclay New York, 111 East 48th Street, New York, New York. The purpose of the meeting is to consider and take action upon the following matters:

1.	Election of three directors, constituting the class of directors to be elected for a three-year term expiring in 2009.

2.	Ratification of the Audit Committee's selection of PricewaterhouseCoopers LLP as the Company's independent auditors for 2006.

3.	A stockholder proposal regarding the vote standard for director elections, if presented by its proponent at the meeting.

4.	Such other business as may properly be brought before the meeting and any adjournment thereof.

Stockholders of record at the close of business on March 29, 2006, are the only stockholders entitled to notice of and to vote at the 2006 Annual Meeting of Stockholders.

This notice, the proxy statement and the proxy card enclosed herewith are sent to you by order of the Board of Directors of the Company.

By Order of the Board of Directors,

/s/ Seth H. Hoogasian
SETH H. HOOGASIAN
Vice President, General Counsel and
Secretary

IMPORTANT

Whether or not you intend to attend the meeting in person, please ensure that your shares of the Company's common stock are present and voted at the meeting by submitting your instructions by telephone, the Internet, or in writing by completing, signing, dating and returning the enclosed proxy card to our transfer agent in the enclosed, self-addressed envelope, which requires no postage if mailed in the United States.

81 Wyman Street
Waltham, MA 02451

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

May 24, 2006

    This proxy statement is furnished in connection with the solicitation of proxies by Thermo Electron Corporation ("Thermo Electron" or the "Company") on behalf of the Board of Directors of the Company (the "Board") for use at the 2006 Annual Meeting of Stockholders to be held on Wednesday, May 24, 2006, at 2:00 p.m. (Eastern time) at the InterContinental The Barclay New York, 111 East 48th Street, New York, New York, and any adjournments thereof. The mailing address of the principal executive office of the Company is 81 Wyman Street, Waltham, Massachusetts 02451. This proxy statement and enclosed proxy card are being first furnished to stockholders of the Company on or about April 11, 2006.

Purpose of Annual Meeting

    At the 2006 Annual Meeting of Stockholders, stockholders entitled to vote at the meeting will consider and act upon the matters outlined in the notice of meeting accompanying this proxy statement, including the election of three directors constituting the class of directors to be elected for a three-year term expiring in 2009, the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for 2006, and a stockholder proposal regarding the vote standard for director elections, if presented by its proponent at the meeting.

Voting Securities and Record Date

    Only stockholders of record at the close of business on March 29, 2006, the record date for the meeting, are entitled to vote at the meeting or any adjournments thereof. At the close of business on March 29, 2006, the outstanding voting securities of the Company consisted of 163,507,723 shares of the Company's common stock, par value $1.00 per share ("Common Stock"). Each share of Common Stock outstanding at the close of business on the record date is entitled to one vote on each matter that is voted.

Quorum

    The presence at the meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote at the meeting will constitute a quorum for the transaction of business at the meeting. Votes of stockholders of record present at the meeting in person or by proxy, abstentions, votes withheld, and "broker non-votes" (as defined below) are counted as present or represented at the meeting for the purpose of determining whether a quorum exists. A "broker non-vote" occurs when a broker or representative does not vote on a particular matter because it either does not have discretionary voting authority on that matter or it does not exercise its discretionary voting authority on that matter.

Manner of Voting

Stockholders of Record

    Shares entitled to be voted at the meeting can only be voted if the stockholder of record of such shares is present at the meeting, returns a signed proxy card, or authorizes proxies to vote his or her shares by telephone or over the Internet. Shares represented by valid proxy will be voted in accordance with your instructions. If you choose to vote your shares by telephone or over the Internet, which you may do until 11:59 p.m. Eastern time on Tuesday, May 23, 2006, you should follow the instructions provided on the proxy card. In voting by telephone or over the Internet, you will be allowed to confirm that your instructions have been properly recorded.

    A stockholder of record who votes his or her shares by telephone or Internet, or who returns a proxy card, may revoke the proxy at any time before the stockholder's shares are voted at the meeting by entering new votes by telephone or over the Internet by 11:59 p.m. Eastern time on May 23, 2006, by written notice to the Secretary of the Company received prior to the meeting, by executing and returning a later dated proxy card prior to the meeting, or by voting by ballot at the meeting.

Participants in the Thermo Electron Choice Plan

    If you hold your shares through the Thermo Electron Choice Plan (the "Plan"), your proxy represents the number of shares in your Plan account as of the record date. For those shares in your Plan account, your proxy will serve as voting instructions for the trustee of the Plan. You may submit your voting instructions by returning a signed and dated proxy card to the Company's transfer agent in the enclosed, self-addressed envelope for its receipt by 11:59 p.m. Eastern time on Friday, May 19, 2006, or by telephone or over the Internet by 11:59 p.m. Eastern time on Friday, May 19, 2006, in accordance with the instructions provided on the proxy card.

    You may revoke your instructions by entering new instructions by telephone or over the Internet by 11:59 p.m. Eastern time on May 19, 2006, or by executing and returning a later dated proxy card to the Company's transfer agent for its receipt by 11:59 p.m. Eastern time on May 19, 2006.

Beneficial Stockholders

    If you hold your shares through a broker, bank or other representative ("broker or representative"), you can only vote your shares in the manner prescribed by the broker or representative. Detailed instructions of a broker or representative will generally be included with your proxy material. These instructions may also include information on whether your shares can be voted by telephone or over the Internet or the manner in which you may revoke your votes. If you choose to vote your shares by telephone or over the Internet, you should follow the instructions provided by the broker or representative.

Voting of Proxies

    Shares represented by proxy will be voted in accordance with your specific choices. If you sign and return your proxy card or vote by telephone or over the Internet without indicating specific choices, your shares will be voted FOR the nominees for directors, FOR the ratification of the selection of independent auditors for 2006, and AGAINST the stockholder proposal regarding the vote standard for director elections. Should any other matter be properly presented at the meeting, the persons named in the proxy card will vote on such matter in accordance with their judgment.

    If you sign and return your proxy card marked "abstain" or "withhold" on any proposal or choose the same options when voting by telephone or over the Internet, your shares will not be voted affirmatively or negatively on that proposal and will not be counted as votes cast with regard to that proposal.

    If you hold your shares as a beneficial owner rather than a stockholder of record, your broker or representative will vote the shares that it holds for you in accordance with your instructions (if timely received) or, in the absence of such instructions, your broker or representative may vote on certain matters for which it has discretionary voting authority.

    If you hold your shares through the Plan, the trustee will vote the shares in your Plan account in accordance with your instructions (if timely received) or, in the absence of such instructions, the trustee will vote your shares in the same manner, proportionally, as it votes the other shares for which proper and timely voting instructions of other Plan participants have been received by it.

Vote Required for Approval

    Under the Company's by-laws, the nominees for directors will be elected by a plurality of the votes cast in person or by proxy and entitled to vote at the annual meeting. Withholding a vote for nominees and broker non-votes will not have an effect on the election of nominees for directors.

    Under the Company's by-laws, approval of the proposal to ratify the selection of independent auditors for 2006 will require the affirmative vote of a majority of the shares present or represented and entitled to vote at the annual meeting and voting affirmatively or negatively on the matter. Abstentions and broker non-votes will not have an effect on the determination of whether stockholder approval of the matter has been obtained.

    Under the Company's by-laws, for the stockholder proposal regarding the vote standard for director elections to be approved, the affirmative vote of a majority of the shares present or represented and entitled to vote at the annual meeting and voting affirmatively or negatively on the matter will be required. Abstentions and broker non-votes will not have an effect on the determination of whether stockholder approval of the matter has been obtained.

- PROPOSAL 1 -

ELECTION OF DIRECTORS

    The number of directors constituting the full Board of Directors of the Company (the "Board") is fixed at eight. The Board is divided into three classes, one consisting of two directors and the other two consisting of three directors each. Each class is elected for a three-year term at successive Annual Meetings of Stockholders. In all cases, directors hold office until their successors have been elected and qualified, or until their earlier resignation, death or removal. Messrs. Manning and Manzi and Ms. Ullian are listed below as nominees for the three-year term expiring at the 2009 Annual Meeting of Stockholders. Each nominee is currently a director of the Company. If any of the nominees is unavailable to serve as director, an event that is not anticipated, the persons named as proxies have full discretion to vote for any other persons who may be nominated.

Nominees and Incumbent Directors

    Set forth below are the names of the persons nominated as directors and directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which they hold directorships. Information regarding their beneficial ownership of Common Stock is reported under the heading "STOCK OWNERSHIP."

Nominees for Director Whose Term of Office Will Expire in 2009

[PHOTO]	Peter J. Manning

Mr. Manning, age 67, has been a director of the Company since May 2003. He served as vice chairman, Strategic Business Development of FleetBoston Financial Corporation from October 1999 to February 2003 when he retired. From January 1993 to October 1999, Mr. Manning served as executive director, Mergers & Acquisitions of BankBoston Corporation, prior to its acquisition by FleetBoston Financial. From 1990 to 1993, he served as executive vice president and chief financial officer of BankBoston Corporation. Mr. Manning is also a director of Safety Insurance Group Inc.

[PHOTO]	Jim P. Manzi

Mr. Manzi, age 54, has been a director of the Company since May 2000 and Chairman of the Board since January 2004. He has been the chairman of Stonegate Capital, a firm he formed to manage private equity investment activities in technology startup ventures, primarily related to the Internet, since 1995. From 1984 until 1995, he served as the chairman, president and chief executive officer of Lotus Development Corporation, a software manufacturer that was acquired by IBM Corporation in 1995.

[PHOTO]	Elaine S. Ullian

Ullian, age 58, has been a director of the Company since July 2001. She has been the president and chief executive officer of Boston Medical Center, a 550-bed academic medical center affiliated with Boston University, since July 1996. Ms. Ullian is also a director of Vertex Pharmaceuticals, Inc. and Valeant Pharmaceuticals International.

Incumbent Directors Whose Term of Office Will Expire in 2008

[PHOTO]	John L. LaMattina

Dr. LaMattina, age 56, has been a director of the Company since January 2002. He has been senior vice president, Pfizer Inc., a pharmaceutical company, and president, Pfizer Global Research and Development, since October 2003. From April 2001 to October 2003, he served as vice president, Pfizer Inc.; executive vice president, Pfizer Global Research and Development; and president, Pfizer Worldwide Research and Technology Alliances. From August 1999 to April 2001, Dr. LaMattina served as senior vice president, Worldwide Discovery, Pfizer Central Research. From 1977 until August 1999, he held various positions of increasing responsibility in research and development at Pfizer Inc.

[PHOTO]	Michael E. Porter

Dr. Porter, age 58, has been a director of the Company since July 2001. He has been the Bishop William Lawrence University Professor at the Harvard Business School since December 2000 and C. Roland Christensen Professor of Business Administration since 1990. Dr. Porter is a leading authority on competitive strategy and international competitiveness. Dr. Porter is also a director of Parametric Technology Corporation and a supervisor of Taiwan Semiconductor Manufacturing Company Limited.

Incumbent Directors Whose Term of Office Will Expire in 2007

[PHOTO]	Marijn E. Dekkers

Mr. Dekkers, age 48, has been a director since July 2000 and the Company's president and chief executive officer since November 2002. He served as the Company's president and chief operating officer from July 2000 to November 2002. Prior to joining the Company, Mr. Dekkers held various positions of increasing responsibility at Honeywell International Inc. (formerly AlliedSignal Inc.) and General Electric Company.

[PHOTO]	Robert A. McCabe

Mr. McCabe, age 71, has been a director of the Company since 1962. He has been the chairman of Pilot Capital Corporation, an entity engaged in private investments, since 1998 and he served as its president from 1987 to 1998. Mr. McCabe is also a director of Church & Dwight Co., Inc.

[PHOTO]	Robert W. O’Leary

Mr. O'Leary, age 62, has been a director of the Company since June 1998. He has been the chairman of the board of directors of Valeant Pharmaceuticals International, a research-based global pharmaceutical company, since June 2002. From June 2002 to January 2005, Mr. O’Leary also served as the chief executive officer of Valeant. From January 2001 to June 2002, he served as the chairman and chief executive officer of The Sagamore Group, a firm specializing in change management situations. Mr. O'Leary served as the president and chief executive officer of PacificCare Health Systems Inc., a managed health services company, from July 2000 to October 2000. From January 1996 until June 2000, he served as the chairman of Premier Inc., a strategic alliance of not-for-profit health care and hospital systems. From January 1996 until September 1998 he also served as chief executive officer of Premier Inc. Mr. O'Leary is also a director of Smiths Group PLC and Viasys Healthcare Inc.

The Board of Directors recommends a vote FOR the nominees for director. Proxies solicited by the Board of Directors will be voted FOR the nominees unless stockholders specify to the contrary on their proxy.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

    The Board has adopted governance principles and guidelines of the Company ("Corporate Governance Guidelines") to assist the Board in exercising its duties and to best serve the interests of the Company and its stockholders. In addition, the Company has adopted a code of business conduct and ethics ("Code of Business Conduct and Ethics") that encompasses the requirements of the rules and regulations of the Securities and Exchange Commission ("SEC") for a "code of ethics" applicable to principal executive officers, principal financial officers, principal accounting officers or controllers, or persons performing similar functions. The Code of Business Conduct and Ethics applies to all of the Company's officers, directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company intends to satisfy the SEC's disclosure requirements regarding certain amendments to, or waivers of, the Code of Business Conduct and Ethics by posting such information on the Company's website. The Company's Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on its website at www.thermo.com and a copy of each such document may also be obtained free of charge by writing to the Company care of its Investor Relations Department at the Company's principal executive office located at 81 Wyman Street, Waltham, MA 02451.

Majority Voting for Directors

    As part of our continuing efforts to enhance corporate governance procedures, the Company’s Board of Directors has implemented a new policy in its Corporate Governance Guidelines regarding director elections. Under the policy, in an uncontested election, any incumbent nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election shall promptly tender his or her resignation following certification of the stockholder vote. The Nominating and Corporate Governance Committee of the Board ("Nominating and Corporate Governance Committee") will consider the resignation offer and recommend to the Board whether to accept it. The Board will act on the Nominating and Corporate Governance Committee's recommendation within 90 days following certification of the stockholder vote. Thereafter, the Company will promptly publicly disclose the Board’s decision whether to accept the director's resignation offer (and the reasons for rejecting the resignation offer, if applicable).

Director Nomination Process

    The Nominating and Corporate Governance Committee considers recommendations for director nominees suggested by its members, other directors, management and other interested parties. It will consider stockholder recommendations for director nominees that are sent to the Nominating and Corporate Governance Committee to the attention of the Company's Secretary at the principal executive office of the Company. In addition, the by-laws of the Company set forth the process for stockholders to nominate directors for election at an annual meeting of stockholders.

    The process for evaluating prospective nominees for director, including candidates recommended by stockholders, includes meetings from time to time to evaluate biographical information and background material relating to prospective nominees, interviews of selected candidates by members of the Nominating and Corporate Governance Committee and other members of the Board, and application of the Company's general criteria for director nominees set forth in the Company's Corporate Governance Guidelines. These criteria include the prospective nominee's integrity, business acumen, age, experience, commitment, and diligence. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The committee believes that the backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities to assist the Board in fulfilling its responsibilities. As such, the Nominating and Corporate Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, and with respect to members of the Audit Committee, financial expertise.

    After completing its evaluation, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee.

    The Nominating and Corporate Governance Committee has recently engaged Egon Zehnder International, a search firm, to facilitate the identification, screening and evaluation of qualified, independent candidates for director to serve on the Board. The committee, in conjunction with the Company’s Chairman of the Board and the Company’s Chief Executive Officer, interviews candidates that meet the criteria, and the committee selects candidates that best suit the Board's needs.

Each director nominee approved by the Nominating and Corporate Governance Committee for inclusion on the Company's proxy card for the 2006 Annual Meeting of Stockholders is a current director standing for re-election.

Director Independence

    The Company's Corporate Governance Guidelines require a majority of our Board to be "independent" within the meaning of the New York Stock Exchange (the “NYSE”) listing requirements including, in the judgment of the Board, the requirement that such directors have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board has adopted the following standards to assist it in determining whether a director has a material relationship with the Company. Under these standards, a director will not be considered to have a material relationship with the Company if he or she is not:

●     A director who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues;

●     A director who is (or was within the last three years) an employee, or whose immediate family member is (or was within the last three years) an executive officer, of the Company;

●     A director who has received, or whose immediate family member has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

●    (A) A director who is, or whose immediate family member is, a current partner of a firm that is the Company's internal or external auditor; (B) a director who is a current employee of a firm that is the Company's internal or external auditor; (C) a director whose immediate family member is a current employee of a firm that is the Company's internal or external auditor and participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (D) a director who was, or whose immediate family member was, within the last three years (but is no longer) a partner or employee of a firm that is the Company's internal or external auditor and personally worked on the Company's audit within that time;

●     A director who is (or was within the last three years), or whose immediate family member is (or was within the last three years), an executive officer of another company where any of the Company's current executive officers at the same time serve or served on the other company's compensation committee;

●     A director who is (or was within the last three years) an executive officer of another company that is indebted to the Company, or to which the Company is indebted, in an amount that exceeds one percent (1%) of the total consolidated assets of the other company; and

●     A director who is a current executive officer of a tax exempt organization that, within the last three years, received discretionary contributions from the Company in an amount that, in any single fiscal year, exceeded the greater of $1 million or 2% of such tax exempt organization's consolidated gross revenues. (Any automatic matching by the Company of employee charitable contributions will not be included in the amount of the Company's contributions for this purpose.)

    Ownership of a significant amount of the Company's stock, by itself, does not constitute a material relationship. For relationships not covered by these standards, the determination of whether a material relationship exists shall be made by the other members of the Board who are independent (as defined above).

    The Board has determined that each of Ms. Ullian, Messrs. Manning, McCabe and O'Leary, and Drs. LaMattina and Porter is "independent" in accordance with the Company's Corporate Governance Guidelines and Section 303A.02 of the listing standards of the NYSE. Each of these directors has no relationship with the Company, other than any relationship that is categorically not material under the guidelines shown above and other than as disclosed in this proxy statement under “Compensation of Directors.”

Board of Directors Meetings and Committees

    The Board met seven times during 2005. During 2005, each of our directors attended at least 75% of the total number of meetings of the Board and the committees of which such director was a member. The Board has a standing audit committee ("Audit Committee"), a standing compensation committee ("Compensation Committee"), and a standing Nominating and Corporate Governance Committee. The Company encourages, but does not require, the members of its Board to attend the annual meeting of stockholders. Last year, five of our directors attended the 2005 Annual Meeting of Stockholders.

Audit Committee

    The Audit Committee is responsible for assisting the Board in its oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications and independence, and the performance of the Company's internal audit function and independent auditors. Certain responsibilities of our Audit Committee and its activities during fiscal 2005 are described with more specificity in the Report of the Audit Committee in this proxy statement under the heading "REPORT OF THE AUDIT COMMITTEE." The charter of the Audit Committee is attached as Appendix A to this proxy statement and is available on the Company's website at www.thermo.com. A copy of the charter may also be obtained free of charge by writing to the Company care of its Investor Relations Department at the Company's principal executive office located at 81 Wyman Street, Waltham, MA 02451.

    The current members of our Audit Committee are Messrs. Manning (Chairman) and McCabe and Ms. Ullian. The Board has determined that each of the members of the Audit Committee is "independent" within the meaning of SEC rules and regulations, the listing standards of the NYSE, and the Company's Corporate Governance Guidelines, and that each are "financially literate" as is required by the listing standards of the NYSE. The Board has also determined that Mr. Manning qualifies as an "audit committee financial expert" within the meaning of SEC rules and regulations, and that he has accounting and related financial management expertise as is required by the listing standards of the NYSE. The Audit Committee met 19 times during 2005.

Compensation Committee

    The Compensation Committee is responsible for reviewing and approving compensation matters with respect to the Company's chief executive officer and its other officers, reviewing and recommending to the Board management succession plans, and adopting and administering equity-based plans. Certain responsibilities of our Compensation Committee and its activities during 2005 are described in the Report of the Compensation Committee in this proxy statement under the heading "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION." The charter of the Compensation Committee is available on the Company's website at www.thermo.com. A copy of the charter may also be obtained free of charge by writing to the Company care of its Investor Relations Department at the Company's principal executive office located at 81 Wyman Street, Waltham, MA 02451.

    The current members of our Compensation Committee are Ms. Ullian (Chairperson), and Messrs. LaMattina and Manning. The Board has determined that each of the members of the Compensation Committee is "independent" within the meaning of the listing standards of the NYSE and the Company's Corporate Governance Guidelines. The Compensation Committee met five times during 2005.

Nominating and Corporate Governance Committee

    The Nominating and Corporate Governance Committee is responsible for identifying persons qualified to serve as members of the Board, recommending to the Board persons to be nominated by the Board for election as directors at the annual meeting of stockholders and persons to be elected by the Board to fill any vacancies, and recommending to the Board the directors to be appointed to each of its committees. In addition, the Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board a set of Corporate Governance Guidelines applicable to the Company (as well as reviewing and reassessing the adequacy of such guidelines as it deems appropriate from time to time) and overseeing the annual self-evaluation of the Board. The charter of the Nominating and Corporate Governance Committee is available on the Company's website at www.thermo.com. A copy of the charter may also be obtained free of charge by writing to the Company care of its Investor Relations Department at the Company's principal executive office located at 81 Wyman Street, Waltham, MA 02451.

    The current members of our Nominating and Corporate Governance Committee are Messrs. O'Leary (Chairman), LaMattina and Porter. The Board has determined that each of the members of the Nominating and Corporate Governance Committee is "independent" within the meaning of the listing standards of the NYSE and the Company's Corporate Governance Guidelines. The Nominating and Corporate Governance Committee met five times during 2005.

Executive Sessions and Presiding Director

    In accordance with the listing standards of the NYSE and the Company's Corporate Governance Guidelines, (a) non-management directors of the Board meet at regularly scheduled executive sessions without management and at such other times as may be requested by a non-management director and (b) independent directors meet at least once a year in an executive session without management and at such other times as may be requested by an independent director. In accordance with the Company's Corporate Governance Guidelines, Ms. Ullian has been appointed to preside (the "Presiding Director") at the meetings of the Company's non-management and independent directors held in executive session without management.

Communications from Stockholders and Other Interested Parties

The Board has established a process for stockholders and other interested parties to send communications to the Board or any individual director or groups of directors, including the Presiding Director and the non-management and independent directors. Stockholders and other interested parties who desire to send communications to the Board or any individual director or groups of directors should write to the Board or such individual director or group of directors care of the Company's Corporate Secretary, Thermo Electron Corporation, 81 Wyman Street, Waltham, Massachusetts 02451. The Corporate Secretary will relay all such communications to the Board, or individual director or group of directors, as the case may be.

Compensation of Directors

Cash Compensation

    During 2005, each non-management director (except Mr. Manzi) received an annual retainer of $35,000; a fee of $1,500 per Board meeting attended in person; $1,500 per committee meeting attended in person that occurred on a day other than a day on which there was a Board meeting ($1,000 per committee meeting attended in person that occurred on the same day as a Board meeting); and a fee of $750 per Board and committee meeting attended by means of conference telephone. Effective April 1, 2006, the annual retainer fee was increased to $70,000, and Board members will no longer receive an additional fee for attending Board meetings. After April 1, 2006, if a Board committee meets more than six times during a calendar year, then the members thereof will receive the additional per committee meeting fees they received during 2005, as described above, for meetings attended in excess of six. Through April 1, 2006, non-management directors resident on the west coast received an additional $1,000 per meeting attended in person for travel time incurred in attending such meeting.

    The chairmen of each of the Audit, Compensation, and Nominating and Corporate Governance Committees as well as the chairman of the Strategy Committee of the Board (the "Strategy Committee"), which committee consists of Dr. Porter (Chairman) and Messrs. Manzi and Dekkers, receive additional compensation for their services in those positions. The chairman of the Audit Committee receives an additional annual retainer of $20,000, and the chairmen of each of the Compensation, Nominating and Corporate Governance and Strategy Committees receive an additional annual retainer of $5,000. In addition, the Presiding Director receives an additional annual retainer of $3,000.

    During 2005, each of the other members of the Audit, Compensation and Nominating and Corporate Governance Committees received additional compensation for their services on those committees. Each of the other members of the Audit Committee received an additional annual retainer of $5,000, and each of the other members of the Compensation Committee and Nominating and Corporate Governance Committee received an additional annual retainer of $3,000. Effective April 1, 2006, the other members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee will no longer receive an additional annual retainer.

    In December 2003, Mr. Manzi was appointed Chairman of the Board. As Chairman of the Board, Mr. Manzi receives an annual retainer of $250,000 (in lieu of the annual retainer and fees described above). Mr. Dekkers, as an employee of the Company, receives no additional compensation from the Company for service as a director. Payment of the annual retainers and fees are made quarterly. Directors are reimbursed for out-of-pocket expenses incurred in attending Board and committee meetings.

    Deferred Compensation Plan for Directors

    The Company maintains a deferred compensation plan for its non-management directors (the "Directors Deferred Compensation Plan"). Under the plan, a participant may elect to defer receipt of his or her annual retainers and meeting fees. Amounts deferred under the Directors Deferred Compensation Plan are valued at the end of each quarter as units of Common Stock and, when payable under the plan, may only be paid in shares of Common Stock. The participant does not have any actual ownership of the Common Stock until the deferred amounts are finally paid to the participant pursuant to the Directors Deferred Compensation Plan, although additional credits are made to a participant’s account for cash and stock dividends that he or she would have received had the participant been the owner of such Common Stock on the record dates for payment of such dividends. As of December 31, 2005, a total of 395,166 shares of Common Stock were available for issuance under the Directors Deferred Compensation Plan, of which deferred units equal to 106,931 shares of Common Stock were accumulated. The American Jobs Creation Act of 2004 applies to non-qualified deferred compensation plans, including the Directors Deferred Compensation Plan, for amounts deferred after December 31, 2004. The Company has "frozen" the terms of the Directors Deferred Compensation Plan in existence as of December 31, 2004, for account balances resulting from amounts deferred through such date. The Company is currently operating the Directors Deferred Compensation Plan for amounts deferred after December 31, 2004, in good faith compliance with the new law and intends to amend the plan with respect to such deferred amounts to the extent necessary to comply with such law when all relevant United States Department of Treasury guidance has been issued, but in any event no later than December 31, 2006, as is required.

    Stock-Based Compensation

    Upon his or her appointment as a director, each non-management director of the Company is granted an option to purchase 15,000 shares of Common Stock. These options vest in three equal annual installments, assuming continued service as a director, and expire on the seventh anniversary of the grant date. The exercise price for these options is the average of the opening and closing prices of the Common Stock as reported on the NYSE on the grant date.

    In connection with his appointment as Chairman of the Board, on December 12, 2003, Mr. Manzi was granted options to purchase 240,000 shares of Common Stock. These options vest in three equal annual installments commencing on December 31, 2004, assuming continued service as Chairman of the Board, and expire on the seventh anniversary of the grant date. The exercise price for these options is the average of the closing prices of the Common Stock as reported on the NYSE for the five trading days immediately preceding and including the grant date. On December 12, 2003, Mr. Manzi was also awarded 15,000 shares of restricted Common Stock that vest in three equal annual installments commencing on December 31, 2004, assuming continued service as Chairman of the Board. On February 25, 2005, Mr. Manzi was awarded 2,500 shares of Common Stock, and on February 27, 2006, Mr. Manzi was awarded 2,500 shares of Common Stock.

    In addition, through 2005, at the close of business on the date of each Annual Meeting of Stockholders of the Company, each non-management director (other than Mr. Manzi) received an automatic grant of options to purchase 7,500 shares of Common Stock. Effective April 1, 2006, the annual grant was increased to options to purchase 10,500 shares of Common Stock. The options vest in three equal annual installments, assuming continued service as a director, and expire on the seventh anniversary of the grant date. The exercise price for these options is the average of the opening and closing prices of the Common Stock as reported on the NYSE on the grant date.

Stock Ownership Policy for Directors

    The Compensation Committee has established a stock holding policy for directors of the Company. The stock holding policy requires each director to hold shares of Common Stock equal in value to at least three times the annual cash retainer for directors. Current directors have a period of five years from February 25, 2005, to achieve this ownership level. New directors would have a period of five years from the date of initial election to achieve this ownership level. For the purpose of this policy, a director's election to receive shares of Common Stock in lieu of director retainers and fees will be counted towards this target. Executive officers of the Company are required to comply with a separate stock holding policy established by the Compensation Committee, which is described under the sub-heading "Stock Ownership Policy" under the heading "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION."

Certain Relationships and Related Transactions

In December 2003, Mr. Manzi was appointed Chairman of the Board. Mr. Manzi's compensation arrangement with the Company for serving as Chairman of the Board is described under the sub-heading "Compensation of Directors" under the heading "CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS."

STOCK OWNERSHIP

    The following table sets forth, as of March 1, 2006, the beneficial ownership of Common Stock by (a) each director and nominee for director, (b) each of the Company's executive officers named in the summary compensation table set forth under the heading "EXECUTIVE COMPENSATION" (the "named executive officers"), and (c) all directors and current executive officers as a group. In addition, the following table sets forth the beneficial ownership of Common Stock, as of March 1, 2006, with respect to each person who was known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock.

Name(1)	Shares (2)	Options Exercisable within 60 Days (3)	Deferred Stock Units (4)	Total	Percent of Shares Beneficially Owned
Dodge & Cox(5) . . . . . . . . . . . . . . . .	19,582,357	- -	- -	19,582,357	12.00%
FMR Corp.(6) . . . . . . . . . . . . . . . . . .	12,475,722	- -	- -	12,475,722	7.64%
Guy Broadbent . . . . . . . . . . . . . . . .	20,005	337,479	- -	357,484	*
Marc N. Casper . . . . . . . . . . . . . . . .	27,207	346,333	20,000	393,540	*
Marijn E. Dekkers . . . . . . . . . . . . . .	118,418	1,900,646	100,000	2,119,064	1.28%
Seth H. Hoogasian . . . . . . . . . . . . . .	30,685	170,147	- -	200,832	*
John L. LaMattina . . . . . . . . . . . . . .	3,000	32,500	- -	35,500	*
Peter J. Manning . . . . . . . . . . . . . . .	3,000	12,500	- -	15,500	*
Jim P. Manzi . . . . . . . . . . . . . . . . . .	26,946	176,000	8,279	211,225	*
Robert A. McCabe . . . . . . . . . . . . . .	32,558	18,500	40,384	91,442	*
Robert W. O’Leary . . . . . . . . . . . . . .	1,000	25,795	12,285	39,080	*
Michael E. Porter. . . . . . . . . . . . . . .	4,500	35,944	- -	40,444	*
Elaine S. Ullian. . . . . . . . . . . . . . . . .	500	35,944	11,597	48,041	*
Peter M. Wilver . . . . . . . . . . . . . . . . .	13,279	227,738	- -	241,017	*
All directors and current executive officers as a group (14 persons) . . . .	297,151	3,524,617	192,545	4,014,313	2.40%

* Less than one percent.

(1)     The address of each of the Company's executive officers and directors is c/o Thermo Electron Corporation, 81 Wyman Street, Waltham, MA 02451. Except as reflected in the footnotes to this table, shares of Common Stock beneficially owned consist of shares owned by the indicated person or by that person for the benefit of minor children, and all share ownership includes sole voting and investment power. Generally, stock options granted to the Company's officers and directors may be transferred by them to an immediate family member, a family trust or family partnership.

(2)     Shares of Common Stock beneficially owned by Messrs. Broadbent, Dekkers, Hoogasian, Manzi, and all directors and current executive officers as a group include 20,000, 110,001, 5,000, 5,000, and 140,001 shares, respectively, of restricted Common Stock that may not be sold or transferred until future vesting dates. Shares of Common Stock beneficially owned by Mr. Hoogasian and all directors and current executive officers as a group include 415 and 959 shares, respectively, held in the Company's 401(k) Plan. Shares of Common Stock beneficially owned by Mr. O’Leary include 1,000 shares held in a family trust of which Mr. O’Leary and his spouse are the trustees, each of whom as trustee has sole voting and dispositive power.

(3)     Options exercisable within 60 days include options to purchase 1,441, 3,489 and 5,000 shares of Common Stock granted prior to July 2000 to Messrs. Hoogasian, O’Leary and all current directors and executive officers as a group, respectively, that are currently exercisable but subject to certain transfer restrictions, including the right of the Company to repurchase, at the exercise price, the shares issued upon exercise of the options, upon certain events, primarily cessation of service with the Company. These restrictions lapse over time, assuming continued service.

(4)     Represents (a) stock-based units accrued under the Directors Deferred Compensation Plan that are payable in Common Stock at the time of distribution (See "CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS - Deferred Compensation Plan for Directors") and (b) restricted Common Stock units owned by Messrs. Dekkers and Casper that have otherwise vested but do not become shares of Common Stock until such officers cease to be employed by the Company. None of these units may be voted or transferred until they become shares of Common Stock.

(5)     This information was obtained from the Schedule 13G filed with the Securities and Exchange Commission on February 3, 2006, by Dodge & Cox, 555 California Street, 40th Floor, San Francisco, CA 94104, which reported such ownership as of December 31, 2005. The percentage of shares beneficially owned was calculated using the number of shares of Common Stock outstanding as of March 1, 2006. These shares are beneficially owned by clients of Dodge & Cox, an investment advisor. Dodge & Cox has sole voting power with respect to 18,192,107 shares, shared voting power with respect to 195,700 shares, and sole dispositive power with respect to 19,582,357 shares.

(6)    This information was obtained from the Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006, by FMR Corp., Edward C. Johnson 3rd, Chairman of FMR Corp., and Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp. and a registered investment adviser to various investment companies (“Fidelity Funds”), which reported such ownership as of December 31, 2005. The address of each of these persons is 82 Devonshire Street, Boston, MA 02109. The percentage of shares beneficially owned was calculated using the number of shares of Common Stock outstanding as of March 1, 2006. These shares are beneficially owned as follows: (a) by Fidelity, 11,857,980; (b) by Fidelity Management Trust Company (“FMTC”), a wholly-owned subsidiary of FMR Corp., 608,942 shares as a result of its serving as investment manager of various institutional accounts; and (c) by Fidelity International Limited (“FIL”), an entity of which approximately 38% of the voting power is owned by a partnership controlled by Mr. Johnson and members of his family, 8,800 shares. Mr. Johnson, FMR Corp. and the Fidelity Funds each has sole dispositive power with respect to all of the shares owned by the Fidelity Funds. Neither FMR Corp. nor Mr. Johnson has sole voting power with respect to the shares owned by the Fidelity Funds, which power rests with the Boards of Trustees of the Fidelity Funds. Of the 608,942 shares owned by institutional accounts managed by FMTC, each of Mr. Johnson and FMR Corp. has sole dispositive power with respect to all of the shares, sole voting power with respect to 501,922 shares, and no voting power with respect to 107,020 shares. Members of Mr. Johnson’s family may be deemed to form a controlling group with respect to FMR Corp.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and beneficial owners of more than 10% of the Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and periodic reports of changes in ownership of the Company's securities. Based upon a review of such filings, all Section 16(a) filing requirements applicable to such persons were complied with during 2005.

EXECUTIVE COMPENSATION

Summary Compensation Table

    The following table summarizes compensation for services to the Company received during the last three fiscal years by the Company's chief executive officer and the four other most highly compensated executive officers of the Company during 2005. The executive officers listed below are collectively referred to in this proxy statement as the "named executive officers."

 Summary Compensation Table

		Annual Compensation				Long Term Compensation
Name and Principal Position	Fiscal Year	Salary		Bonus		Restricted Stock Awards		Securities Underlying Options	All Other Compensation (1)(2)
Marijn E. Dekkers	2005	$1,000,000		$1,339,500		$2,884,100	(3)	438,000	$133,939
President and Chief	2004	$997,692		$1,107,000		$128,050	(4)	--	$209,211
Executive Officer	2003	$794,872		$820,800		--		--	$335,455
Marc N. Casper	2005	$553,558		$634,500		--		265,000	$45,397
Senior Vice President	2004	$425,000		$359,550		--		--	$56,824
	2003	$359,039		$287,500		$1,211,700	(5)	--	$67,622
Guy Broadbent	2005	$335,004		$420,000		--		125,000	$42,653
President, Laboratory	2004	$316,868		$191,580		--		--	$250,619	(6)
Equipment	2003	$305,513		$212,040		--		--	$74,605
Seth H. Hoogasian	2005	$363,000		$307,098		--		125,000	$38,473
General Counsel	2004	$354,369		$223,245		$304,900	(7)	--	$37,846
	2003	$324,435		$188,100		--		--	$118,623

Peter M. Wilver	2005	$359,227		$307,796		--		125,000	$29,960
Chief Financial Officer	2004	$316,853	(8)	$196,890	(8)	$277,000	(9)	125,000	$29,735
	2003	$266,237	(10)	$148,200	(10)	--		--	$31,712

(1)     The amounts presented in this column include (a) matching contributions made on behalf of the named executive officers by the Company pursuant to the Company's 401(k) Plan and (b) the entire amount of earnings (if any) for the year under investment alternatives on deferred compensation balances, except for Mr. Wilver (See "EXECUTIVE COMPENSATION - Deferred Compensation Plan"). For 2005, the dollar value of each such benefit was (1) $9,450 each for matching 401(k) contributions and (2) $100,547, $13,215, $16,203, $6,733 and 0 for Messrs. Dekkers, Broadbent, Casper, Hoogasian and Wilver, respectively, for amounts related to earnings under investment alternatives on deferred compensation balances. In addition, the 2003 amounts in this column include a one-time payment in fiscal year 2003 of $32,231, $6,193, $2,050, $78,451, and $1,910 for Messrs. Dekkers, Broadbent, Casper, Hoogasian and Wilver, respectively, for cumulative unused vacation accrued over their respective tenure with the Company; starting in fiscal 2003, employees at the Company's principal executive office no longer carry forward unused vacation time from one year to the next.

(2)    Under SEC rules and regulations, perquisites and other personal benefits that in the aggregate constitute less than the lesser of $50,000 or 10% of the total annual salary and bonus for each named executive officer are permitted to be excluded from the table. The Company has included the major perquisites and personal benefits provided to its named executive officers in this table even though such perquisites and benefits are below this disclosure threshold. As such, in addition to the items referred to in footnote (1) above, the amounts presented under this column also include (a) a car allowance, (b) an allowance for medical related expenses, (c) premiums paid by the Company with respect to long-term disability insurance for the benefit of the named executive officers, and (d) with respect to Mr. Dekkers only, premiums paid by the Company for a term life insurance policy for the benefit of Mr. Dekkers. For 2005, the dollar value of each such benefit was (1) $12,500 each for the car allowance, (2) $5,000 each for the medical expense allowance, (3) $3,182, $2,488, $2,244, $4,790 and $3,010 for Messrs. Dekkers, Broadbent, Casper, Hoogasian and Wilver, respectively, for long-term disability insurance premiums, and (d) $3,260 for term life insurance premium for Mr. Dekkers.

(3)     In January 2005, Mr. Dekkers was awarded 5,000 shares of restricted Common Stock valued at $144,100 on the grant date, pursuant to the terms of his employment agreement, that vest in equal installments over the three-year period commencing on the grant date assuming continued employment on each such date. In February 2005, Mr. Dekkers was awarded 100,000 shares of restricted Common Stock valued at $2,740,000 on the grant date, that vest in equal installments over a three-year period commencing on November 21, 2006, assuming continued employment on each date. Mr. Dekkers is entitled to vote the shares of restricted Common Stock and to retain any cash dividends paid with respect to the shares of restricted Common Stock. Any other property distributed with respect to the shares of restricted Common Stock will be subject to the same rights and restrictions as the shares of restricted Common Stock in the same manner and for so long as the shares of restricted Common Stock remain subject to such rights and restrictions. At the end of fiscal year 2005, Mr. Dekkers held (a) 108,334 shares of restricted Common Stock with an aggregate value of $3,264,103; and (b) 100,000 restricted Common Stock units with an aggregate value of $3,013,000, that, although vested, do not become shares of Common Stock, nor do they become transferable, until Mr. Dekkers ceases to be an employee of the Company.

(4)      In January 2004, Mr. Dekkers was awarded 5,000 shares of restricted Common Stock valued at $128,050 on the grant date, pursuant to the terms of his employment agreement, that vest in equal installments over the three-year period commencing on the grant date assuming continued employment on each such date. Mr. Dekkers is entitled to vote the shares of restricted Common Stock and to retain any cash dividends paid with respect to the shares of restricted Common Stock. Any other property distributed with respect to the shares of restricted Common Stock will be subject to the same rights and restrictions as the shares of restricted Common Stock in the same manner and for so long as the shares of restricted Common Stock remain subject to such rights and restrictions.

(5)     In February 2003, Mr. Casper was awarded 30,000 shares of restricted Common Stock valued at $517,200 on the grant date that vest in equal installments over a three-year period commencing on the grant date (assuming continued employment). Mr. Casper is entitled to vote the shares of restricted Common Stock and to retain any cash dividends paid with respect to the shares of restricted Common Stock. Any other property distributed with respect to the shares of restricted Common Stock will be subject to the same rights and restrictions as the shares of restricted Common Stock in the same manner and for so long as the shares of restricted Common Stock remain subject to such rights and restrictions. In November 2003, Mr. Casper was awarded 30,000 restricted Common Stock units valued at $694,500 on the grant date that vest in equal installments over a three-year period commencing on the grant date (assuming continued employment) and, provided further, the units do not become shares of Common Stock nor do the restrictions on transfer lapse until Mr. Casper ceases to be an employee of the Company. At the end of fiscal year 2005, Mr. Casper held (a) 10,000 shares of restricted Common Stock with an aggregate value of $301,300, (b) 10,000 shares of unvested restricted Common Stock units with an aggregate value of $301,300, and (c) 20,000 shares of vested restricted Common Stock units with an aggregate value of $602,600.

(6)     This amount includes a payment of $200,000 to Mr. Broadbent in July 2004 for his role in successfully completing the sale of the Company's optical technologies segment (of which he was president).

(7)     In June 2004, Mr. Hoogasian was awarded 10,000 shares of restricted Common Stock valued at $304,900 on the grant date, that vest in equal installments over a two-year period commencing on the grant date (assuming continued employment). Mr. Hoogasian is entitled to vote the shares of restricted Common Stock and to retain any cash dividends paid with respect to the shares of restricted Common Stock. Any other property distributed with respect to the shares of restricted Common Stock will be subject to the same rights and restrictions as the shares of restricted Common Stock in the same manner and for so long as the shares of restricted Common Stock remain subject to such rights and restrictions. At the end of fiscal year 2005, Mr. Hoogasian held 5,000 shares of restricted Common Stock with an aggregate value of $150,650.

(8)      Mr. Wilver was promoted to chief financial officer of the Company in October 2004. The salary and bonus reported for 2004 represent the amount paid to Mr. Wilver for the full year, reflecting the portion of the year in which he performed services as chief financial officer of the Company and the portion of the year in which Mr. Wilver performed services as vice president of financial operations of the Company.

(9)     In February 2004, Mr. Wilver was awarded 10,000 shares of restricted Common Stock valued at $277,000 on the grant date that vest in equal installments over a two-year period commencing on the grant date (assuming continued employment). Mr. Wilver is entitled to vote the shares of restricted Common Stock and to retain any cash dividends paid with respect to the shares of restricted Common Stock. Any other property distributed with respect to shares of restricted Common Stock will be subject to the same rights and restrictions as the shares of restricted Common Stock in the same manner and for so long as the shares of restricted Common Stock remain subject to such rights and restrictions. At the end of fiscal year 2005, Mr. Wilver held 5,000 shares of restricted Common Stock with an aggregate value of $150,650.

(10)     Mr. Wilver became an executive officer of the Company on May 15, 2003. The salary and bonus reported for 2003 represent amounts paid to Mr. Wilver for the entire year.

Stock Options Granted During Fiscal 2005

    Generally, stock options are granted in February of each year in connection with the Compensation Committee's establishment of officer compensation levels for each such year, but additional grants may be made periodically as deemed appropriate by the Compensation Committee. The following table sets forth information concerning individual grants of stock options made during fiscal year 2005 to the Company's named executive officers. It has not been the Company's policy in the past to grant stock appreciation rights, and no such rights were granted to the named executive officers during fiscal year 2005.

Option Grants 2005
Individual Grants
Name	Number of Securities Underlying Options (1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
					5%	10%
Marijn E. Dekkers	438,000	12.67%	$27.40	2/25/2012	$4,885,710	$11,385,722
Marc N. Casper	265,000	7.66%	$27.40	2/25/2012	$2,955,970	$6,888,622
Guy Broadbent	125,000	3.62%	$27.40	2/25/2012	$1,394,320	$3,249,350
Seth H. Hoogasian	125,000	3.62%	$27.40	2/25/2012	$1,394,320	$3,249,350
Peter M. Wilver	125,000	3.62%	$27.40	2/25/2012	$1,394,320	$3,249,350

(1)     All of the options reported vest in three equal annual installments over a three-year period from the date of grant, provided that the optionee continues to be employed by the Company. Upon a change in control of the Company, all options become immediately exercisable.

(2)     The amounts shown in this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to the expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock of the Company, the optionee's continued employment through the option period and the date on which the options are exercised.

Stock Options Exercised During Fiscal 2005 and Fiscal Year-End Option Values

    The following table reports information regarding stock option exercises during fiscal year 2005 and outstanding stock options held at the end of fiscal year 2005 by the Company's named executive officers. No stock appreciation rights were exercised or were outstanding during fiscal year 2005.

Aggregated Option Exercises In Fiscal 2005 and Fiscal 2005 Year-End Option Values
Name	Shares Acquired on Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (Exercisable/ Unexercisable) (2)		Value of Unexercised In-the-Money Options at Fiscal Year-End (Exercisable/ Unexercisable) (2)
Marijn E. Dekkers	-	-	1,754,646/	960,600	$17,606,090/	$6,662,136
Marc N. Casper	-	-	258,000/	332,000	$2,133,930/	$1,424,270
Guy Broadbent	10,000	$78,600	310,813/	192,000	$2,471,467/	$1,042,070
Seth H. Hoogasian	105,556	$1,406,200	128,481/	192,000	$1,215,345/	$1,042,070
Peter M. Wilver	-	-	186,072/	275,334	$1,297,112/	$1,042,070

(1)     The amounts shown in this column represent the difference between the option exercise price and the market price on the date of exercise.

(2)      Generally, options outstanding at the end of the fiscal year that were granted prior to July 2000 are exercisable immediately. However, these options are subject to certain transfer restrictions and the right of the Company to repurchase, at the exercise price, the shares issued upon exercise of the options, upon certain events, primarily cessation of employment with the Company. The restrictions and repurchase rights lapse over periods of up to 10 years, depending on the term of the option, which may range from 3 to 12 years. The amount reported for Mr. Hoogasian for the number of securities underlying exercisable options at fiscal year end include options to purchase 2,256 shares of Common Stock granted prior to July 2000 to Mr. Hoogasian that are subject to these transfer restrictions. The amount reported for the value of securities underlying exercisable options at fiscal year end for Mr. Hoogasian includes $30,429 for options to purchase Common Stock granted prior to July 2000 that are subject to these restrictions. Options outstanding at the end of the fiscal year that were granted in and after July 2000 generally vest ratably over three years after the grant date, provided that the optionee continues employment with the Company, except (i) that options granted in November 2002 vest ratably over three years commencing on the third anniversary of the grant date, and (ii) that, pursuant to Mr. Dekkers' employment agreement, he is entitled to accelerated vesting in certain circumstances in connection with the termination of his employment with the Company. See "EXECUTIVE COMPENSATION - Employment Agreement." Upon a change in control of the Company, all options, regardless of the grant date, become immediately exercisable and cease to be subject to transfer restrictions and the Company's repurchase rights.

Change in Control Retention and Severance Agreements

Executive Change in Control Retention Agreements

Thermo Electron has entered into executive retention agreements with its executive officers and certain other key employees that provide severance benefits if there is a change in control of Thermo Electron and their employment is terminated by the Company without "cause" or by the individual for "good reason," as those terms are defined therein, within 18 months thereafter. For purposes of these agreements, a change in control exists upon (i) the acquisition by any person of 40% or more of the outstanding Common Stock or voting securities of Thermo Electron; (ii) the failure of the Board to include a majority of directors who are "continuing directors," which term is defined to include directors who were members of the Board on the date of the agreement or who subsequent to the date of the agreement were nominated or elected by a majority of directors who were "continuing directors" at the time of such nomination or election; (iii) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving Thermo Electron or the sale or other disposition of all or substantially all of the assets of Thermo Electron unless immediately after such transaction (a) all holders of Common Stock immediately prior to such transaction own more than 60% of the outstanding voting securities of the resulting or acquiring corporation in substantially the same proportions as their ownership immediately prior to such transaction and (b) no person after the transaction owns 40% or more of the outstanding voting securities of the resulting or acquiring corporation; or (iv) approval by stockholders of a complete liquidation or dissolution of Thermo Electron.

The executive change in control retention agreements with each of Messrs. Dekkers, Broadbent, Casper, Hoogasian, and Wilver provide that, upon a change in control, all options to purchase Common Stock held by the individual as of the date of the change in control shall become fully vested and immediately exercisable, and shares of Common Stock issued upon exercise of such stock options and all shares of restricted Common Stock held by the individual as of the date of the change in control will no longer be subject to the right of repurchase by the Company.

These agreements also provide that, in the event the individual's employment is terminated in connection with a change in control, the individual would be entitled to a lump sum payment equal to the sum of (a) in the case of Mr. Dekkers, three times, and in the case of Messrs. Broadbent, Casper, Hoogasian, and Wilver, two times, the individual's highest annual base salary in any 12-month period during the prior five-year period, plus (b) in the case of Mr. Dekkers, three times, and in the case of Messrs. Broadbent, Casper, Hoogasian, and Wilver, two times, the individual's highest annual bonus in any 12-month period during the prior five-year period. In addition, the individual would be provided employee benefits substantially equivalent to the benefits package the individual would have otherwise been entitled to receive if the individual was not terminated for a period of, in the case of Mr. Dekkers, three years, and in the case of Messrs. Broadbent, Casper, Hoogasian, and Wilver, two years, after such termination. Finally, the individual would be entitled to a cash payment equal to, in the case of Mr. Dekkers, $25,000, and in the case of Messrs. Broadbent, Casper, Hoogasian, and Wilver, $20,000, to be used toward outplacement services.

In the event that payments under these agreements are deemed to be so-called "excess parachute payments" under the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), the individuals would be entitled to receive a gross-up payment equal to the amount of any excise tax payable by such individual with respect to such payment plus the amount of all other additional taxes imposed on such individual attributable to the receipt of the gross-up payment.

Executive Severance Agreements

The Company has entered into executive severance agreements with its executive officers and certain other key employees that provide severance benefits in the event their employment is terminated by the Company without "cause" (as such term is defined therein). The severance agreements with each of Messrs. Broadbent, Casper, Hoogasian, and Wilver provide that, in the event such individual's employment is terminated by the Company without cause, he will be entitled to a lump sum severance payment equal to 1.5 times his annual base salary then in effect, except that if the individual receives benefits under the executive change in control retention agreement described above, he will not be entitled to receive benefits under the executive severance agreement. In addition, for 18 months after the date of termination, the individual would be provided medical, dental and life insurance benefits at least equal to those he would have received had his employment not been terminated, or if more favorable, to those in effect generally during such period with respect to peer executives of the Company. Finally, the individual would be entitled to up to $20,000 of outplacement services until the earlier of 12 months following his termination or the date he secures full-time employment. Mr. Dekkers also has severance provisions in his employment agreement. See "EXECUTIVE COMPENSATION - Employment Agreement."

Deferred Compensation Plan

The Company maintains a deferred compensation plan for its executive officers and certain other highly compensated employees (the "Deferred Compensation Plan"). Under the Deferred Compensation Plan, a participant has the right to defer receipt of his or her annual base salary (up to 90%) and/or bonus (up to 100%) until he or she ceases to serve as an employee of the Company or until a future date while the participant continues to be an employee of the Company. Under the Deferred Compensation Plan, the Company credits (or debits) a participant’s account with the amount that would have been earned (or lost) had the deferred amounts been invested in one or more of three different funds that are available under the Deferred Compensation Plan (an equity index fund, a bond index fund, and a money market fund) as selected by the participant. The participant does not have any actual ownership in these funds. Any gains (or losses) on amounts deferred are not taxable until deferred amounts are paid to the participant. All amounts in the participant's deferred account represent unsecured obligations of the Company. The American Jobs Creation Act of 2004 applies to non-qualified deferred compensation plans, including the Deferred Compensation Plan, for amounts deferred after December 31, 2004. The Company has "frozen" the terms of the Deferred Compensation Plan in existence as of December 31, 2004 for account balances resulting from amounts deferred through such date. The Company is currently operating the Deferred Compensation Plan for amounts deferred after December 31, 2004 in good faith compliance with the new law and intends to amend the plan with respect to such deferred amounts to the extent necessary to comply with such law when all relevant United States Department of Treasury guidance has been issued, but in any event no later than December 31, 2006, as is required.

Employment Agreement

Employment Agreement with Mr. Dekkers

The amended and restated employment agreement with Mr. Dekkers, pursuant to which he serves as president and chief executive officer of the Company (the “Employment Agreement”), is for a five-year term ending December 31, 2007. The Employment Agreement currently provides for an annual base salary of $1,050,000 and a target annual incentive bonus of 100% of base salary. The actual amount paid as a bonus in any given year is a multiple of zero to two times the target amount.

Pursuant to the Employment Agreement, on November 21, 2002, the Company awarded Mr. Dekkers (i) 100,000 restricted Common Stock units that vest in equal annual installments over the three-year period commencing on the grant date so long as Mr. Dekkers is employed with the Company on each such date and, provided further, that such units shall not become shares of Common Stock until Mr. Dekkers ceases to be an employee of the Company for any reason; and (ii) options to purchase 780,000 shares of Common Stock expiring November 21, 2012, that vest in equal annual installments over the three-year period commencing on the third anniversary of the grant date, so long as Mr. Dekkers is employed with the Company on each such date, at an exercise price equal to the average of the closing prices of the Common Stock as reported on the NYSE for the five business days preceding and including the grant date. In addition, the Employment Agreement provides that in each of the years 2005, 2006 and 2007, subject to Mr. Dekkers' continued employment with the Company, Mr. Dekkers will be granted options to purchase 260,000 shares of Common Stock expiring seven to ten years from the grant date that vest in equal annual installments over the three-year period commencing on the grant date, so long as Mr. Dekkers is employed with the Company on each such date, at an exercise price equal to the average of the opening and closing prices of the Common Stock as reported on the NYSE on the grant date. Pursuant to the Employment Agreement, in January 2004 the Company awarded Mr. Dekkers 5,000 shares of restricted Common Stock that vest in equal installments over the three-year period commencing on the grant date, assuming Mr. Dekkers is employed with the Company on each such date. In addition, the Employment Agreement provides that each year Mr. Dekkers serves as the Company’s chief executive officer he will receive a similar award of restricted stock, which he received in January 2005 and January 2006.

If Mr. Dekkers' employment is terminated (i) by the Company without "cause" or by Mr. Dekkers with "good reason," he will be entitled to: (A) an amount equal to: (1) his then current base salary for the 36-month period following the termination date, (2) a pro-rata bonus for the year in which the termination date occurs, and (3) three times his target bonus (in lieu of his annual incentive bonus for the 36-month period); and (B) medical and dental insurance benefits for a period of three years after the termination date; (ii) due to his disability, he will be entitled to: (A) disability benefits in accordance with the long-term disability ("LTD") program then in effect for senior executives of the Company; (B) his then current base salary through the end of the LTD elimination period; (C) a pro-rata bonus for the year in which the termination date occurs; and (D) medical and dental insurance benefits for a period of 24 months after the termination date; (iii) due to his death, his estate or his beneficiaries will be entitled to a pro-rata bonus for the year in which the termination date occurs; and (iv) due to the expiration of the then-current term of the agreement, he will be entitled to: (A) an amount equal to the sum of (1) his then-current base salary for the 24-month period following the termination date, and (2) two times his target bonus (in lieu of his annual incentive bonus for the 24-month period); and (B) medical and dental insurance benefits for a period of 24 months after the termination date.

In addition, if Mr. Dekkers' employment is terminated due to his death or disability, by the Company without "cause," by Mr. Dekkers with "good reason," or due to the expiration of the then-current term of the agreement, (i) all stock options will become fully vested and all stock options granted prior to November 21, 2002, will remain exercisable until two years from the termination date (but in no event beyond the expiration date of the options) and all stock options granted on or after November 21, 2002, shall remain exercisable until three years from the termination date (but in no event beyond the expiration date of the options); and (ii) the transfer restrictions on all shares of restricted Common Stock and/or restricted Common Stock units granted to him will lapse. If Mr. Dekkers' employment is terminated by the Company for "cause," (A) no further vesting of stock options shall occur and he shall have 90 days (except for the options granted to Mr. Dekkers after 2004, which cease to be exercisable immediately) to exercise all vested and outstanding stock options (but in no event beyond the expiration date of the options); and (B) all shares of restricted Common Stock and/or restricted Common Stock units granted to him as to which transfer restrictions have not lapsed shall be forfeited. If Mr. Dekkers' employment is terminated by Mr. Dekkers without "good reason," (X) no further vesting of stock options shall occur and he shall have 90 days to exercise all vested and outstanding stock options (but in no event beyond the expiration date of the options); and (Y) all shares of restricted Common Stock and/or restricted Common Stock units granted to him as to which transfer restrictions have not lapsed shall be forfeited.

The Employment Agreement provides that immediately prior to the consummation of a change in control, all options to purchase Common Stock held by Mr. Dekkers as of the date of the change in control will become fully vested and immediately exercisable, and shares of Common Stock issued upon exercise of such stock options and all shares of restricted Common Stock held by Mr. Dekkers as of the date of the change in control will no longer be subject to the right of repurchase by the Company. In the event his employment is terminated after a change in control, he will be entitled to receive benefits under either the Employment Agreement or the executive retention agreement described above under the sub-heading "Change in Control and Severance Agreements," but not both.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2005, with respect to the Common Stock that may be issued under the Company's existing equity compensation plans.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
Equity Compensation Plans Approved By Security Holders(2)(3)	9,203,178	$22.96	11,670,782
Equity Compensation Plans Not Approved By Security Holders(4)(5)	2,380,707	$21.56	41,774
Total	11,583,885	$22.67	11,712,556

(1)     These securities may be issued as restricted stock as well as being available for issuance upon the exercise of options, restricted stock units or other rights.

(2)     Column (a) includes (i) an aggregate of 130,000 restricted Common Stock units granted to Messrs. Dekkers and Casper that vest in equal installments over the three-year period commencing on the date of grant (assuming continued employment), provided that such units do not become shares of Common Stock until such named executive officers cease to be employees of the Company and (ii) an aggregate of 106,931 Common Stock-based units accrued under the Directors Deferred Compensation Plan for deferred directors fees and retainers accrued through December 31, 2005. Column (c) includes an additional 288,235 shares that are available under the Directors Deferred Compensation Plan. See "CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS - Deferred Compensation Plan for Directors" for additional information regarding this plan. The weighted average exercise price set forth in column (b) does not take into account the restricted Common Stock units and Common Stock-based units included in column (a).

(3)     Column (a) does not include shares issuable under the Thermo Electron Corporation Employees' Stock Purchase Plan (the "ESPP"), which has a remaining shareholder approved reserve of 344,455 shares. Under the ESPP, each eligible employee may purchase a limited number of shares of the Common Stock on the last trading day of each year at a purchase price equal to 95% of the fair market value of the Common Stock on that date. The remaining shareholder approved reserve is included in column (c).

(4)     Equity compensation plans not approved by the Company's stockholders are: (i) the Thermo Electron Corporation Employees Equity Incentive Plan under which 41,774 shares are available for future issuance; and (ii) the 2000 Employees Equity Incentive Plan under which no shares are available for future issuance. The material terms of these plans are described below.

(5)     The information relating to equity compensation plans not approved by the Company's stockholders does not include options to purchase shares of the Company's formerly majority-owned subsidiaries which became options to purchase shares of the Company when the outside interests in those subsidiaries were repurchased by the Company during 1999 through 2002. All of the plans pursuant to which these options were granted have been frozen and no additional grants will be made. Options to purchase an aggregate of 732,264 shares at a weighted average exercise price of $15.03 per share are outstanding under these plans.

Thermo Electron Corporation Employees Equity Incentive Plan

The Thermo Electron Corporation Employees Equity Incentive Plan (the "Employees Equity Plan") was adopted to secure for the Company and its stockholders the benefits arising from capital stock ownership by employees of and consultants to the Company. The Employees Equity Incentive Plan is administered by the Company’s Board (or a committee thereof), which has the full authority, among other things, to (i) select the persons to whom awards will be granted, (ii) determine the terms and conditions of the awards, and (iii) amend or terminate the plan. Under the Employees Equity Plan, 3,488,867 shares were originally reserved for issuance; as of December 31, 2005, 41,774 shares are available for future issuance under the plan. Participants may receive non-statutory stock options, restricted stock awards, deferred stock awards (also known as restricted stock units) and performance awards (which may consist of stock and/or cash). The exercise price of stock options granted may not be less than 85% of the fair market value of the Company’s shares on the date of the grant. The plan also provides for acceleration of the vesting provisions of an award in the event of a "change in control" as the term is defined in the plan.

Thermo Electron Corporation 2000 Employees Equity Incentive Plan

The Thermo Electron Corporation Employees Equity Incentive Plan (the "2000 Employees Equity Plan") was adopted to secure for the Company and its stockholders the benefits arising from capital stock ownership by employees of and consultants to the Company. The 2000 Employees Equity Incentive Plan is administered by the Company’s Board (or a committee thereof), which has the full authority, among other things, to (i) select the persons to whom awards will be granted, (ii) determine the terms and conditions of the awards, and (iii) amend or terminate the plan. Under the 2000 Employees Equity Incentive Plan, 1,116,437 shares were originally reserved for issuance; as of December 31, 2005, no shares are available for future issuance under the plan. Under the 2000 Employees Equity Incentive Plan, participants may receive non-statutory stock options, restricted stock awards, deferred stock awards (also known as restricted stock units) and performance awards (which may consist of stock and/or cash). The exercise price of stock options granted under the plan may not be less than 85% of the fair market value of the Company’s shares on the date of the grant. The plan also provides for acceleration of the vesting provisions of an award in the event of a "change in control" as the term is defined in the plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy

The Compensation Committee has overall responsibility for establishing compensation for the Company's chief executive officer and its other officers. It also administers the Company's equity based plans. The full text of the Compensation Committee's charter is available on the Company's website at www.thermo.com.

The compensation program established by the Compensation Committee for the Company's officers, including its executive officers, is designed to meet the following objectives: (a) motivate the Company's officers in achieving long-term value for the Company's stockholders and other business objectives of the Company, (b) attract and retain highly qualified individuals, (c) recognize individual, business unit and Company performance and behavior consistent with the Company's values, and (d) to encourage stock ownership by the Company's officers in order to align their financial interests with the long-term interests of the Company's stockholders.

In order to achieve such objectives, the major elements of the Company's compensation program for its officers are annual cash and long-term incentive compensation. Annual cash compensation is composed of base salary and annual, performance-based cash incentive awards. Long-term incentive compensation consists of stock-based awards such as stock options and restricted stock or restricted stock units.

The Compensation Committee considers all elements of the Company's compensation program for a given year with respect to each of its officers, including their base salary, annual cash incentive awards, long-term incentive compensation (stock-based awards), and perquisites for such year. The Compensation Committee also reviews, with respect to each executive officer, the current value of prior equity grants, the balances in deferred compensation accounts, and the amount of compensation the executive officer would receive if he left the Company under a variety of circumstances. The committee uses market surveys and analyses prepared by outside consulting firms to stay informed of developments in the design of compensation packages generally and to benchmark its officer compensation program against those of companies with whom we compete for executive talent to ensure our compensation program is in line with current marketplace standards. The committee directly engages an outside compensation consulting firm to assist the committee in its review and evaluation of the compensation for the executive officers. Internal fairness of compensation within the Company is also an important element of the Compensation Committee's compensation philosophy. As such, the Compensation Committee evaluates individual executive compensation through the use of compensation comparisons with other officers of the Company who have similar levels of responsibility, and by comparing the chief executive officer’s compensation to that of other executive officers. The Compensation Committee also considers the tax and accounting consequences of various compensation arrangements in establishing an appropriate compensation program for the Company's officers.

Cash Compensation

Base Salary

Each year, the Compensation Committee reviews and establishes the base salary of the Company's officers. Generally, officer base salaries are adjusted based on salary levels in the competitive market, internal parity (fairness within the Company), and other considerations, such as promotions (to reflect increases in responsibility). To gauge market conditions, the Compensation Committee evaluates the market surveys and peer group analyses prepared by outside consulting firms retained by the committee.

Annual Cash Incentive Awards for Officers

Annual cash incentive awards for the Company’s executive officers are granted under the Company’s 2003 Annual Incentive Award Plan (the "162(m) Plan"), which was approved by the stockholders of the Company at its 2003 Annual Meeting of Stockholders. The 162(m) Plan was adopted to ensure the tax deductibility of the annual bonus that may be earned by executive officers of the Company. Section 162(m) of the Internal Revenue Code generally does not allow publicly-held companies to obtain tax deductions for compensation of more than $1,000,000 paid in any year to any of their chief executive officer and four other most highly paid executive officers unless the payments are made under qualifying "performance-based" compensation plans.

Under the 162(m) Plan, in the first quarter of a calendar year the Compensation Committee selects a performance goal for the year. For 2005, the Company selected the financial measure of earnings before interest, taxes and amortization, excluding the impact of charges for restructuring, discontinued operations, extraordinary items, other unusual or non-recurring items and cumulative effects of accounting changes ("Adjusted Operating Income"). The Company selected this financial measure, as opposed to an income measure computed under generally accepted accounting principles (GAAP), because this measure is consistent with how management measures and forecasts the Company’s performance, especially when comparing such results to previous periods or forecasts. Each executive officer was awarded a percentage of Adjusted Operating Income for the year, subject to the right of the committee to lower, but not raise, the actual bonuses paid. In early 2006, the Compensation Committee elected to lower the 2005 bonuses payable under the 162(m) Plan to the amounts computed in accordance with the process described below for the Company’s annual incentive program for the year based on the Compensation Committee’s determinations as to the level of achievement of the supplemental performance measures under the Company’s annual incentive program for 2005.

In the first quarter of a calendar year, the Compensation Committee establishes a target incentive cash award amount under the Company’s annual incentive program for each officer of the Company, including executive officers. This amount, which is a percentage of base salary, is determined by the Compensation Committee based on the salary level and position of the officer within the Company. The amount actually awarded to an officer varies with the performance of the officer and the Company as a whole. Performance is evaluated by using financial measures of corporate performance and an evaluation of the officers’ qualitative contributions to the achievement of specified business objectives of the Company.

For 2005, the financial measures established by the Compensation Committee under the Company's annual incentive program were growth in revenue (adjusted for the impact of acquisitions and divestitures and for foreign currency changes) and earnings (adjusted for restructuring charges and certain other items of income or expense) before interest, taxes and amortization as a percentage of revenue. A range of performance for the financial and qualitative measures corresponds with a multiplier of 0 to 2. For each of the financial measures, the Company's actual performance was measured relative to the Company's internal operating plan for 2005. The weighting of the financial and qualitative measures for 2005 was as follows: 35% for revenue growth (excluding the impact of acquisitions, divestitures and currency translation), 35% for growth in adjusted earnings as a percentage of revenue, and 30% for the qualitative measures. After giving effect to the weighting of the measures, a composite final multiplier was applied to the target cash bonus amounts for all of the Company's officers, including its executive officers. The sum of these amounts was added together to form a bonus pool for all of the Company's officers, including its executive officers, and was allocated by the Compensation Committee among such officers. For 2005, the chief executive officer and five of the other six executive officers of the Company were allocated the same percentage of their target bonuses (141%).

Other Cash Incentive Awards

In addition to the annual cash incentive awards awarded by the Compensation Committee to the Company's officers, the Compensation Committee may periodically award additional cash incentive awards to an officer of the Company as deemed appropriate by the Compensation Committee to achieve the varying objectives of the compensation program described above, such as recognizing individual performance, as well as other considerations.

Long-Term Incentive Compensation

The Compensation Committee believes that the inclusion of long-term incentive compensation, which consists of stock-based awards such as stock options and shares of restricted stock or restricted stock units, in the Company's compensation program accomplishes many objectives, including executive retention and the encouragement of stock ownership by the Company's executive officers and other key employees in order to align their financial interests with the long-term interests of the Company's stockholders and closely linking officer compensation to the Company's stock performance.

Generally, awards of stock options are reviewed annually, but additional awards of stock options and/or restricted stock may be made periodically as deemed appropriate by the Compensation Committee to achieve the varying objectives of the compensation program described above, such as executive retention, as well as other considerations, such as in the event of a promotion (to reflect an increase in responsibility).

Stock Ownership Policy

The Compensation Committee has established a stock holding policy that the chief executive officer hold shares of Common Stock equal in value to at least four times his annual base salary and that each other executive officer hold shares of Common Stock equal in value to at least two times his or her annual base salary. The current chief executive officer and other current executive officers have a period of five years from February 25, 2005, to achieve this ownership level. New executive officers would have a period of five years from the date of initial appointment as an executive officer to achieve this ownership level. For purposes of this policy, shares of restricted Common Stock and restricted Common Stock units are counted towards the target.

Policy on Deductibility of Compensation

The Compensation Committee also considers the potential effect of Section 162(m) of the Internal Revenue Code in designing its compensation program, but reserves the right to use its independent judgment to approve nondeductible compensation, while taking into account the financial effects such action may have on the Company. Section 162(m) limits the tax deduction available to public companies for annual compensation that is paid to the Company's named executive officers in excess of $1,000,000, unless the compensation qualifies as "performance-based" or is otherwise exempt from Section 162(m). The Company's equity compensation plans under which its executive officers may receive stock options and its 2003 Annual Incentive Award Plan under which the Company's executive officers may receive annual cash incentive awards are intended to qualify for the deduction.

2005 CEO Compensation

In determining the chief executive officer's compensation for 2005, the Compensation Committee reviewed all elements of Mr. Dekkers' total compensation, as it did for each of the other officers of the Company, including his base salary, annual cash incentive award, long-term incentive compensation (stock-based awards), and executive perquisites. Mr. Dekkers' Employment Agreement provides minimum requirements with respect to certain components of his compensation. The Compensation Committee amended Mr. Dekkers' Employment Agreement in February 2005 to increase his annual incentive award target for 2005 to $950,000 (95% of his salary). (The Compensation Committee subsequently amended Mr. Dekkers' Employment Agreement in February 2006 to increase his annual incentive award target for 2006 to $1,050,000 (100% of his salary). See "EXECUTIVE COMPENSATION - Employment Agreement.") Mr. Dekkers' actual incentive cash award for fiscal 2005 of $1,339,500, which was above target, was determined by the Compensation Committee based on the same factors and criteria described above for determining the cash incentive awards for 2005 paid to the other officers of the Company (including the Compensation Committee's assessment of the Company's above-target performance). In January 2005, pursuant to his Employment Agreement, the Compensation Committee awarded Mr. Dekkers 5,000 shares of restricted stock. In February 2005, the Compensation Committee awarded Mr. Dekkers options to purchase 438,000 shares of Common Stock and 100,000 shares of restricted stock.

Ms. Elaine S. Ullian (Chairperson)
Dr. John L. LaMattina
Mr. Peter J. Manning

COMPARATIVE PERFORMANCE GRAPH

The SEC requires that the Company include in this proxy statement a line-graph presentation comparing cumulative, five-year stockholder returns for the Common Stock with a broad-based market index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Company has compared its performance with the Standard & Poor's 500 Index and the Standard & Poor's 500 Health Care Equipment Index.

As of December 31, 2005, the Standard and Poor's 500 Health Care Equipment Index consisted of Bard (C.R.) Inc., Baxter International Inc., Becton Dickinson & Company, Biomet, Inc., Boston Scientific Corporation, PerkinElmer, Inc., Guidant Corp., Medtronic Inc., St. Jude Medical, Inc., Thermo Electron Corporation, Stryker Corp., Waters Corporation, Zimmer Holdings, Hospira Inc., and Fisher Scientific International.

Comparison of Total Return Among
Thermo Electron Corporation,
the Standard & Poor's 500 Index (S&P 500), and
the Standard & Poor's 500 Health Care Equipment Index (S&P 500 Health Care Equipment)

	12/29/00	12/28/01	12/27/02	12/31/03	12/31/04	12/31/05
THERMO ELECTRON CORPORATION	100.00	105.80	89.39	112.64	134.94	134.67
S&P 500	100.00	88.12	68.64	88.33	97.94	102.75
S&P 500 HEALTH CARE EQUIPMENT	100.00	94.93	82.91	109.49	123.31	123.38

The total return for the Common Stock, the Standard & Poor's 500, and the Standard & Poor's 500 Health Care Equipment assumes $100 was invested on December 29, 2000 (prior to 2003, the Company’s fiscal year ended on the Saturday closest to December 31st), and the reinvestment of dividends. The Common Stock is traded on the NYSE under the ticker symbol "TMO." In August and November 2001, the Company spun off to its stockholders its Kadant Inc. and Viasys Healthcare Inc. subsidiaries, respectively. For purposes of the above table, the Kadant and Viasys shares distributed to the Company's stockholders are treated as nontaxable cash dividends that would have been reinvested in additional shares of the Common Stock in August and November 2001, respectively.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is responsible for assisting the Board in its oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications and independence, and the performance of the Company's internal audit function and independent auditors. The full text of the Audit Committee's charter is attached at Appendix A to this proxy statement and is available on the Company's website at www.thermo.com.

As specified in the charter, management of the Company is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements. The authority and responsibilities of the Audit Committee set forth in its charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company's financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor's report.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2005, with management and the Company's independent auditors, PricewaterhouseCoopers LLP ("PwC"), management’s assessment of the effectiveness of the Company’s internal control over financial reporting and PwC’s evaluation of the Company’s internal control over financial reporting.

The Audit Committee has also discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Audit Committee has received from PwC the letter and written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with PwC the auditor's independence. The Audit Committee has considered whether the provision of tax and other non-audit services by PwC is compatible with maintaining the auditors' independence.

Based upon the review and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC.

Mr. Peter J. Manning (Chairman)
Mr. Robert A. McCabe
Ms. Elaine S. Ullian

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Auditor Fees

The following table presents the aggregate fees billed for professional services rendered by PwC for the fiscal years ended December 31, 2005, and December 31, 2004:

	Fiscal 2005		Fiscal 2004
Audit Fees	$7,509,000	(1)	$9,182,000
Audit-Related Fees	115,000		149,000
Tax Fees	3,000		52,000
All Other Fees	--		--
Total Fees	$7,627,000		$9,383,000

 (1)     Reflects aggregate audit fees billed/estimated to be billed for professional services rendered by PwC for 2005.

Audit Fees

Consists of fees billed/estimated to be billed for professional services rendered by PwC for the audit of the Company's annual consolidated financial statements (including PwC’s assessment of the Company’s internal control over financial reporting) and review of the Company's interim financial statements included in the Company's quarterly reports on Form 10-Q and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees

Consists of fees billed for assurance and related services by PwC that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees" above. These services include employee benefit plan audits, accounting consultations relating to divestitures, financial accounting and reporting matters, and SEC registration statement related matters.

Tax Fees

Consists of fees billed for professional services rendered by PwC for tax compliance, tax advice, and tax planning. These services include professional services related to the Company's international legal entity restructuring and international and domestic tax planning.

All Other Fees

Consists of fees billed for all other services provided by PwC other than those reported above, of which there were none in fiscal years 2005 and 2004.

Audit Committee's Pre-Approval Policies and Procedures

The Audit Committee's charter provides that the Audit Committee must pre-approve all audit services and non-audit services to be provided to the Company by its independent auditor as well as all audit services to be provided to the Company by other accounting firms. However, the charter permits de minimis non-audit services to be provided to the Company by its independent auditors to instead be approved in accordance with the listing standards of the NYSE and SEC rules and regulations. In addition, the charter provides that the Audit Committee may delegate to one or more members of the Audit Committee the authority to grant pre-approvals of permitted non-audit services that would otherwise be required to be pre-approved by the Audit Committee. Any pre-approvals granted under such delegation of authority must be presented to the Audit Committee at the next regularly scheduled meeting. The Audit Committee has delegated authority to the chairman of the Audit Committee to pre-approve up to an additional $100,000 of permitted non-audit services to be provided to the Company by its independent auditors per calendar year. During fiscal years 2005 and 2004, all audit services and all non-audit services provided to the Company by PwC were pre-approved in accordance with the Audit Committee's pre-approval policies and procedures described above and no services were provided pursuant to the de minimis exception.

-PROPOSAL 2-

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2006. During the 2005 fiscal year, PwC served as the Company's independent auditors. See "INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM." Although the Company is not required to seek stockholder ratification of this selection, the Company has decided to provide its stockholders with the opportunity to do so. If this proposal is not approved by our stockholders at the 2006 Annual Meeting of Stockholders, the Audit Committee will reconsider the selection of PwC. Even if the selection of PwC is ratified, the Audit Committee in its discretion may select a different firm of independent auditors at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

Representatives of PwC are expected to be present at the 2006 Annual Meeting of Stockholders. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from the stockholders.

The Board of Directors recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal year 2006. Proxies solicited by the Board of Directors will be voted FOR the proposal unless stockholders specify to the contrary on their proxy.

-PROPOSAL 3-

STOCKHOLDER PROPOSAL

Director Election Majority Vote Standard Proposal

The United Brotherhood of Carpenters (“UBC”) Pension Fund, 101 Constitution Avenue, N.W., Washington, D.C. 20001, a holder of 2,700 shares of Common Stock, has submitted the following resolution for adoption at the 2006 Annual Meeting of Stockholders:

Resolved: That the shareholders of Thermo Electron Corporation ("Company") hereby request that the Board of Directors initiate the appropriate process to amend the Company's governance documents (certificate of incorporation or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders.

Supporting Statement of Stockholder

Our Company is incorporated in Delaware. Delaware law provides that a company's certificate of incorporation or bylaws may specify the number of votes that shall be necessary for the transaction of any business, including the election of directors. (DGCL, Title 8, Chapter 1, Subchapter VII, Section 216). The law provides that if the level of voting support necessary for a specific action is not specified in a corporation’s certificate or bylaws, directors "shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors."

Our Company presently uses the plurality vote standard to elect directors. This proposal requests that the Board initiate a change in the Company’s director election vote standard to provide that nominees for the board of directors must receive a majority of the vote cast in order to be elected or re--elected to the Board.

We believe that a majority vote standard in director elections would give shareholders a meaningful role in the director election process. Under the Company's current standard, a nominee in a director election can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are "withheld" from that nominee. The majority vote standard would require that a director receive a majority of the vote cast in order to be elected to the Board.

The majority vote proposal received high levels of support last year, winning majority support at Advanced Micro Devices, Freeport McMoRan, Marathon Oil, Marsh & McLennan, Office Depot, Raytheon, and others. Leading proxy advisory firms recommended voting in favor of the proposal.

Some companies have adopted board governance policies requiring director nominees that fail to receive majority support from shareholders to tender their resignations to the board. We believe that these policies are inadequate for they are based on continued use of the plurality standard and would allow director nominees to be elected despite only minimal shareholder support. We contend that changing the legal standard to a majority vote is a superior solution that merits shareholder support.

Our proposal is not intended to limit the judgment of the Board in crafting the requested governance change. For instance, the Board should address the status of incumbent director nominees who fail to receive a majority vote under a majority vote standard and whether a plurality vote standard may be appropriate in director elections when the number of director nominees exceeds the available board seats.

We urge your support for this important director election reform.

Thermo Electron Statement in Opposition to Stockholder Proposal

The Company believes that the proposed majority vote standard, while sounding simple, presents complex issues that are not contemplated by or addressed in the proposal and is not in the best interests of the Company or its stockholders.

The rules governing plurality voting are longstanding and well understood. The Company's stockholders, like the stockholders of many companies, elect their directors by plurality vote--the voting standard for the election of directors set by Delaware law in the absence of a provision in a company's certificate of incorporation or by-laws to the contrary.

The Board concurs that the Company should carefully review any situation where a specific nominee may not have the support of stockholders. After careful consideration, the Board recommends a vote against this proposal because the Company has already implemented a policy that it believes gives stockholders a more meaningful role in the election of directors. In February 2006, the Company adopted a policy in its Corporate Governance Guidelines (available on the Company’s website), whereby any director who receives a greater number of votes “withheld” from his or her election than votes “for” such election will tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will consider all factors it deems relevant and then make a recommendation to the full Board as to whether or not to accept the director’s resignation. The Board will act on the Nominating and Corporate Governance Committee's recommendation no later than 90 days following the date of the stockholders’ meeting during which the election occurred. The Company will promptly publicly disclose the Board’s decision in a Form 8-K to be filed with the Securities and Exchange Commission. By contrast, the majority voting standard requested by the stockholder proposal will not result in the removal of incumbent directors who have not received a majority vote, because under Delaware law an incumbent director who is not re-elected “holds over” and continues to serve with the same voting rights and powers until his or her successor is elected and qualified.

Moreover, on January 17, 2006, the American Bar Association’s Committee on Corporate Laws (the “Committee”), chaired by E. Norman Veasey, a former chief justice of the Delaware Supreme Court, released its Preliminary Report on Voting By Shareholders for the Election of Directors (the “Report”). In its Report, the Committee wrote that "the potential negative consequences of failed elections, combined with the uncertainty of applying an untested voting standard as the default rule for public corporations, warrants the retention of the plurality voting rule." The Report explains that the “real effect of a majority voting default rule would depend on whether its adoption would be accompanied by either the retention or elimination of the holdover rule.” The Report asserts that a majority default rule would only be a “symbolic change” since holdover directors would remain in office until a successor is elected.

We believe that adoption of the UBC Pension Fund’s proposal would be inappropriate at this time, particularly in light of the Company’s director resignation policy, the absence of any change to the holdover rule under Delaware law, the Report, and because the proposal does not address the legal and practical implications of changing long-standing, successful voting procedures. We do not believe that stockholders should be asked to approve a proposal without understanding the full ramifications of its adoption.

We are monitoring, and will continue to monitor, these reports and other developments on this topic, and will take appropriate action to maintain our commitment to the highest standards of corporate governance. If the holdover rule is abolished and a consensus emerges that reflects that majority voting for directors as implemented through amendments to the charter or bylaws is the best corporate governance practice in this area, we will revisit our director election procedures. We do not believe that the Company, nor our stockholders would be best served by prematurely adopting such a change.

The Board of Directors recommends a vote AGAINST the stockholder proposal. Proxies solicited by the Board of Directors will be voted AGAINST the proposal unless stockholders otherwise specify to the contrary on their proxy.

OTHER ACTION

Management is not aware at this time of any other matters that will be presented for action at the 2006 Annual Meeting of Stockholders. Should any such matters be properly presented, the proxies grant power to the proxy holders to vote shares represented by the proxies in the discretion of such proxy holders.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be included in the proxy statement and proxy card relating to the 2007 Annual Meeting of Stockholders of the Company and to be presented at such meeting must be received by the Company for inclusion in the proxy statement and proxy card no later than December 12, 2006. In addition, the Company's by-laws include an advance notice provision that requires stockholders desiring to bring proposals before an annual meeting (which proposals are not to be included in the Company's proxy statement and thus are submitted outside the processes of Rule 14a-8 under the Exchange Act) to do so in accordance with the terms of such advance notice provision. The advance notice provision requires that, among other things, stockholders give timely written notice to the Secretary of the Company regarding their proposals. To be timely, notices must be delivered to the Secretary at the principal executive office of the Company not less than 60, nor more than 75, days prior to the first anniversary of the date on which the Company mailed its proxy materials for the preceding year's annual meeting of stockholders. Accordingly, a stockholder who intends to present a proposal at the 2007 Annual Meeting of Stockholders without inclusion of the proposal in the Company's proxy materials must provide written notice of such proposal to the Secretary no earlier than January 26, 2007, and no later than February 10, 2007. Proposals received at any other time will not be voted on at the meeting. If a stockholder makes a timely notification, the proxies that management solicits for the meeting may still exercise discretionary voting authority with respect to the stockholder's proposal under circumstances consistent with the proxy rules of the SEC.

SOLICITATION STATEMENT

The cost of this solicitation of proxies will be borne by the Company. Solicitation will be made primarily by mail, but regular employees of the Company may solicit proxies personally or by telephone, facsimile transmission or telegram. In addition, the Company has engaged D.F. King & Co., Inc. for an approximate fee of $13,000, plus an additional fee based on the number of telephone calls made to stockholders, plus reimbursement of out-of-pocket expenses in order to assist in the solicitation of proxies. Brokers, nominees, custodians and fiduciaries are requested to forward solicitation materials to obtain voting instructions from beneficial owners of stock registered in their names, and the Company will reimburse such parties for their reasonable charges and expenses in connection therewith.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you contact us at the following address or telephone number: Investor Relations Department, Thermo Electron Corporation, 81 Wyman Street, Waltham, Massachusetts 02451, telephone: 781-622-1000. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address or telephone number.

Waltham, Massachusetts
April 11, 2006

APPENDIX A

Effective as of February 25, 2005

THERMO ELECTRON CORPORATION
AUDIT COMMITTEE CHARTER

A.	PURPOSE

The purpose of the Audit Committee is to assist the Board of Directors’ oversight of:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and

•	the performance of the Company’s internal audit function and independent auditors;

and to prepare the audit committee report required by the Securities and Exchange Commission's (“SEC”) proxy rules to be included in the Company’s annual proxy statement.

B.	STRUCTURE AND MEMBERSHIP

1.	Number. The Audit Committee shall consist of at least three members of the Board of Directors.

2.
Independence. Except as otherwise permitted by the applicable rules of the New York Stock Exchange (“NYSE”) and/or the SEC, each member of the Audit Committee shall be independent as defined by such rules.

3.
Financial Literacy. Each member of the Audit Committee must be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

4.	Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

5.
Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board of Directors.

6.
Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual proxy statement), no member of the Audit Committee may serve on the audit committee of more than two other public companies. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

A-2

C.	AUTHORITY AND RESPONSIBILITIES

General

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company's financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

Oversight of Independent Auditors

1.	Selection. The Audit Committee shall be directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor.

2.
Independence. At least annually, the Audit Committee shall assess the independent auditor’s independence. In connection with this assessment, the Audit Committee shall obtain and review a report by the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall engage in an active dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

3.	Quality-Control Report. At least annually, the Audit Committee shall obtain and review a report by the independent auditor describing:

•	the firm’s internal quality-control procedures;

•
any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

4.
Compensation. The Audit Committee shall be directly responsible for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

5.
Preapproval of Services. The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable NYSE and SEC rules. To the extent permitted by applicable NYSE and SEC rules and consistent with the requirements of such rules, the Audit Committee may delegate to one or more members of the Audit Committee the authority to grant approvals of permitted non-audit services required to be approved by the Audit Committee under NYSE and SEC rules; provided, however, that any approvals granted under such delegation of authority shall be presented to the Audit Committee at the next regularly scheduled meeting thereof.

6.
Oversight. The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall be directly responsible for oversight of the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate:

•	receive and consider the reports required to be made by the independent auditor regarding:

-	critical accounting policies and practices;

-
alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

-	other material written communications between the independent auditor and Company management.

•	review with the independent auditor:

-
any audit problems or difficulties the independent auditor encountered in the course of the audit work and management’s response, including any restrictions on the scope of the independent auditor’s activities or on access to requested information and any significant disagreements with management;

-
any (i) significant matters regarding internal controls over financial reporting that have come to the independent auditor’s attention during the conduct of its audit, review, or attest services and any special audit steps adopted in light thereof and (ii) major issues as to the adequacy of the Company's internal controls over financial reporting that have come to the Audit Committee's attention;

-
analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

-	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and

-	any accounting adjustments that were noted or proposed by the auditor but were “passed” as immaterial or otherwise.

Audited Financial Statements

7.
Review and Discussion. The Audit Committee shall meet to review and discuss with the Company's management and independent auditor the Company's audited financial statements, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

8.
Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K.

9.
Audit Committee Report. The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Disclosures

10.
Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

11.
Earnings Release and Other Financial Information. The Audit Committee shall discuss generally the types of information to be disclosed in the Company’s earnings press releases, as well as in financial information and earnings guidance provided to analysts and rating agencies.

12.
Quarterly Financial Statements.  The Audit Committee shall meet to review and discuss with the Company's management and independent auditor the Company's quarterly financial statements, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Controls and Procedures

13.
Oversight. The Audit Committee shall coordinate the Board of Directors' oversight of the Company’s internal controls over financial reporting, the Company’s disclosure controls and procedures and the Company’s code of business conduct and ethics. The Audit Committee shall receive and review the reports of the CEO and CFO required by Section 302 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder) and Rule 13a-14 of the Exchange Act.

14.
Internal Audit Function. The Audit Committee shall coordinate the Board of Directors' oversight of the Company’s internal audit function, including its performance. The Audit Committee shall (i) discuss with the independent auditor and management the internal audit function’s responsibilities, budget and staffing and any recommended changes in the planned internal audits; and (ii) discuss with management (including the Company's internal auditor) management's assessments of the Company's system of internal controls.

15.
Risk Management. The Audit Committee shall discuss with management (including the Company's internal auditor) the Company’s policies with respect to risk assessment and risk management, including insurance, and other guidelines and policies to govern the process by which the Company’s exposure to risk is handled. The Audit Committee shall discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

16.	Hiring Policies. The Audit Committee shall establish policies regarding the hiring of employees or former employees of the Company’s independent auditors.

17.
Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

18.	Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D. PROCEDURES AND ADMINISTRATION

1.
Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall periodically meet separately with: (i) the independent auditor; (ii) Company management and (iii) the Company’s internal auditors. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

2.
Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to pre-approve audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

3.	Reports to Board. The Audit Committee shall report regularly to the Board of Directors.

4.	Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

5.
Written Affirmation to NYSE. On an annual basis, no later than one month after the Annual Meeting of Stockholders, and after each change in the composition of the Audit Committee, the Audit Committee shall direct the Company to prepare and provide to the NYSE such written confirmations regarding the membership and operation of the Audit Committee as the NYSE rules require.

6.
Independent Advisors. The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

7.
Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

8.
Funding. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

9.	Annual Self-Evaluation. At least annually, the Audit Committee shall evaluate its own performance.

APPENDIX B

FORM OF PROXY

THERMO ELECTRON CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 24, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Marijn E. Dekkers, Jim P. Manzi, and Peter M. Wilver, and each of them, proxies of the undersigned, each with power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of Thermo Electron Corporation held of record by the undersigned on March 29, 2006, at the Annual Meeting of the Stockholders to be held at the InterContinental The Barclay New York, 111 East 48th Street, New York, New York, on Wednesday, May 24, 2006, at 2:00 p.m., and at any adjournments thereof, as set forth on the reverse side hereof, and in their discretion upon any other business that may properly come before the meeting.

The Proxy will be voted as specified, or if no choice is specified, "FOR" the election of all nominees for director, "FOR" proposal 2, "AGAINST" proposal 3, if presented at the meeting, and as said proxies deem advisable on such other matters as may properly come before the meeting.

VOTE BY INTERNET OR TELEPHONE

(Instructions)

Internet https:// www.voteproxy.com	Telephone 1-800-PROXIES
- Go to the website address listed above.	- Use any touch-tone telephone.
- Have your proxy card ready.	- Have your proxy card ready.
- Follow the instructions that appear on your computer screen.	- Follow the recorded instructions.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. You need not mail back your proxy card if you have voted by Internet or telephone.

1-800-PROXIES
CALL TOLL-FREE TO VOTE

www.voteproxy.com

 INTERNET AND TELEPHONE VOTING ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK UNTIL 11:59 P.M. EASTERN TIME ON MAY 23, 2006

(IMPORTANT - TO BE SIGNED AND DATED ON THE REVERSE SIDE)

Please mark your votes as shown here:   ☒

The Board of Directors recommends a vote "FOR ALL NOMINEES."

1.	Election of Directors.

Nominees:	☐	(01) Peter J. Manning
	☐	(02) Jim P. Manzi
	☐	(03) Elaine S. Ullian

FOR ALL NOMINEES	☐

WITHHELD FROM ALL NOMINEES	☐

FOR ALL EXCEPT (See instructions below)	☐

INSTRUCTIONS:	To withhold authority for an individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold authority for.

The Board of Directors recommends a vote "FOR" Proposal 2.

2.	Ratification of Selection of Independent Auditors.

FOR	☐

AGAINST	☐

ABSTAIN	☐

                The Board of Directors recommends a vote "AGAINST" Proposal 3.

3.	Stockholder Proposal Regarding the Vote Standard for Director Elections.

FOR	☐

AGAINST	☐

ABSTAIN	☐

4.	In their discretion on such other matters as may properly come before the meeting.

The shares represented by this Proxy will be voted "FOR" all nominees, "FOR" Proposal 2 set forth above and "AGAINST" Proposal 3 set forth above if no instruction to the contrary is indicated or if no instruction is given.

Copies of the Notice of Meeting and of the Proxy Statement have been received by the undersigned.

PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

SIGNATURE(S) ________________________________	DATE __________________________________

(This proxy should be dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)